EXHIBIT Z
                                                                       ---------
                                                                          Part I


                             COLLABORATION AGREEMENT
                             -----------------------

          This COLLABORATION AGREEMENT (this "AGREEMENT") is entered into as of December ____, 1999 (the "EFFECTIVE DATE") by and among Bill Gross' idealab!, a California corporation ("idealab!"), Find/SVP, Inc., a New York corporation ("FIND/SVP"), and find.com, Inc., a newly formed Delaware corporation wholly owned by idealab! ("Find.com").

          WHEREAS, Find/SVP is the owner of the trademarks and service marks "find.com" and "find" (collectively, the "Marks") as set forth in Schedule A to a Trademark License and Domain Name Assignment Agreement (the "Trademark and Domain Name Agreement") in the form attached hereto as Exhibit A and the domain name www.find.com (the "Domain Name"); and

          WHEREAS, Find.com wishes to acquire (a) a perpetual license (the "License") to use (i) the Marks worldwide, and (ii) the name find.com as a corporate name (the formation of Find.com under such name having been accomplished in contemplation of this Agreement), and (b) the Domain Name, for use in connection with a business consisting of a new "portal" internet site containing a search engine, general information and editorial content, directed primarily to consumers; and

          WHEREAS, Find/SVP is amenable to granting to Find.com the License and assigning to Find.com the Domain Name in exchange for a license fee of $800,000, a royalty, and an equity interest in the endeavor;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. GRANT OF LICENSE AND ASSIGNMENT OF DOMAIN NAME; RATIFICATION OF CORPORATE NAME.

          (a) Concurrently with entering into, and subject to the terms and conditions of, this Agreement, Find/SVP is granting to Find.com the License and assigning to Find.com the Domain Name by entering into the Trademark License and Domain Name Agreement.

          (b) Find/SVP hereby consents to and ratifies the use by Find.com of the find.com name for the period of time that pre-dates the Trademark and Domain Name Agreement.

     2.   CONSIDERATION FOR GRANT OF LICENSE AND ASSIGNMENT OF DOMAIN NAME.

          As consideration for the grant of the License and the assignment of the Domain Name, (a) concurrently with the execution and delivery of this Agreement and the Trademark and Domain Name Agreement, (i) Find.com shall pay to Find/SVP, by wire transfer or bank check, the sum of $800,000 pursuant to the Trademark and Domain Name Agreement, and (ii) idealab! shall issue and deliver to Find/SVP 5,000 shares of idealab!'s Series D Preferred Stock, no par value, (such shares of preferred stock or, upon conversion of such shares, the shares of common stock into which such shares of preferred stock are convertible, the "IDEALAB! SHARES"),
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and (b) Find/SVP shall receive a royalty as set forth in the Trademark and
Domain Name Agreement.

     3.   EXCHANGE OPTION.

          (a) Prior to a Find.com Qualified IPO (as defined below), Find/SVP shall be entitled to exchange the idealab! Shares for 500,000 shares of Find.com common stock, par value $.001 per share, (the "Find.com Shares"); PROVIDED, HOWEVER, that (i) Find/SVP must exercise its option to exchange (the "EXCHANGE OPTION") the idealab! Shares for Find.com Shares no later than 5 days prior to the effective date of the Find.com Qualified IPO by delivering to idealab! and Find.com written notice (the "EXCHANGE NOTICE") of Find/SVP's intention to exercise its Exchange Option along with original certificates representing the idealab! Shares, (ii) Find/SVP must surrender all 5,000 of the idealab! Shares to idealab!, and (iii) Find/SVP's exercise of the Exchange Option shall be irrevocable. Find.com shall give Find/SVP 20 days' advance written notice of the effective date of a Find.com Qualified IPO and shall deliver to Find/SVP the Find.com Shares within 10 business days following the receipt of the Exchange Notice and the return of all of the idealab! Shares. A "Find.com Qualified IPO" shall mean an initial public offering of common stock of Find.com that results in its shares of common stock being quoted on the NASDAQ Stock Market or listed on a national securities exchange.

          (b) In the event Find/SVP exercises the Exchange Option, at the request of Find.com, Find/SVP shall deliver to Find.com such representations, warranties and covenants regarding the Find.com Shares as are consistent with the covenants herein contained regarding the idealab! Shares.

          (c) In connection with the Exchange Option, each of idealab! and Find.com covenants and agrees that (i), except for 9,500,000 shares of Find.com common stock, par value $.001 per share ("Find.com Common Stock"), initially issued to idealab! in connection with the formation of Find.com, no further equity in Find.com is issued to idealab! prior to the consummation of one round of financing on an arms length basis from third parties (which may include idealab! Capital Partners) in an amount not less than $500,000 and (ii) with respect to any of the next two rounds of financing for Find.com following the arm's length round of financing referred to immediately above in Section 3(c)(i) hereof in which idealab! participates as an investor, (A) in the event Find/SVP has exercised the Exchange Option, Find.com will exercise its commercially reasonable efforts to allow Find/SVP to participate in such round of financing, on the same terms and conditions offered to the other similarly situated investors participating in such round of financing, to the extent necessary for Find/SVP to maintain its percentage ownership interest of Find.com, and (B) in the event Find/SVP has not exercised the Exchange Option, Find.com shall consider, in its sole discretion, allowing Find/SVP to participate as an investor, on the same terms and conditions offered to other similarly situated investors in such Subsequent Financing, to the extent necessary to maintain what would then be Find/SVP's current percentage of ownership in Find.com if the Exchange Option was or were to be exercised.

     4.   Repurchase Option.

          After the third anniversary of the date hereof, Find/SVP shall have the option (the "REPURCHASE OPTION"), exercisable in Find/SVP's sole discretion, to sell all, but no less than all,


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of the idealab! Shares or the Find.com Shares, as the case may be, to idealab!,
Find.com or, at the option of idealab! or Find.com, any of their respective designees, for a purchase price of $1,500,000; provided, however that if Find/SVP fails to deliver written notice (the "REPURCHASE NOTICE") of its desire to exercise the Repurchase Option to idealab! or Find.com within 30 days following the third anniversary of the date hereof, the Repurchase Option shall terminate and be of no further force or effect. If Find/SVP exercises the Repurchase Option, and idealab! or Find.com, or any of their respective designees, desires to purchase the idealab! Shares or the Find.com Shares, as the case may be, (i) the consummation of the sale of the idealab! Shares or the Find.com Shares, as the case may be, shall take place on the date and in the manner mutually agreed upon by the parties, (ii) the purchaser of the idealab! Shares or the Find.com Shares, as the case may be, shall be entitled to receive customary representations regarding ownership and the absence of encumbrances with respect thereto and such representations regarding an exemption from applicable securities law registration and qualification provisions as may be appropriate under the circumstances, and (iii) the purchaser of the idealab! Shares or the Find.com Shares, as the case may be, may require that Find/SVP's signature be guaranteed. If Find/SVP exercises the Repurchase Option in compliance with this Section 4, and none of idealab!, Find.com, or any of their respective designees desires to purchase the idealab! Shares or the Find.com Shares, as the case may be, Find/SVP shall have the right to terminate the Trademark and Domain Name Agreement immediately, in which case Find.com shall promptly reassign to Find/SVP the find.com Domain Name (as defined in the Trademark and Domain Name Agreement) and change its corporate name to a name that does not include "find.com" within 90 days after receiving such notice; provided that Find.com shall be permitted a reasonable period of time within which to deplete any existing stocks and fulfill all outstanding marketing commitments involving its name. Notwithstanding the foregoing, (i) the Repurchase Option shall terminate with respect to the idealab! Shares after an idealab! Qualified IPO (as defined below) once idealab! common stock, no par value ("idealab! Common Stock"), trades at an average closing bid price of $60.00 (as adjusted to give effect to stock splits, stock dividends and stock reclassifications) or more per share for 20 consecutive trading days, and, with respect to the Find.com Shares, after a Find.com Qualified IPO once the Find.com Common Stock trades at an average closing bid price of $6.00 (as adjusted to give effect to stock splits, stock dividends and stock reclassifications) or more per share for 20 consecutive trading days; and (ii) Find/SVP shall have the right to cancel its Repurchase Option at any time prior to the third anniversary hereof. An "idealab! Qualified IPO" shall mean an initial public offering of common stock of idealab! that results in its shares of common stock being quoted on the NASDAQ Stock Market or listed on a national securities exchange.

     5.   REPRESENTATIONS AND WARRANTIES OF IDEALAB! AND FIND.COM.

          idealab! and Find.com jointly and severally represent and warrant to Find/SVP as follows:

          (a) ORGANIZATION AND GOOD STANDING. Each of idealab! and Find.com is a corporation duly organized and validly existing under, and by virtue of, the laws of their state of incorporation and each is in good standing under such laws. Each of idealab! and Find.com has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Each of idealab! and Find.com is duly qualified to transact business and is in good standing in each jurisdiction in

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which the failure so to qualify would have a material adverse effect on its business, assets, financial condition, results of operations or properties (a "MATERIAL ADVERSE EFFECT").

          (b) CORPORATE POWER. Each of idealab! and Find.com has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement, including, in the case of idealab!, the sale and issuance of the idealab! Shares, and, in the case of Find.com, the issuance of the Find.com Shares.

          (c)  CAPITALIZATION.

               (i) The authorized capital stock of idealab! consists of 1,100,000 shares of idealab! Common Stock and 38,000,000 shares of preferred stock, no par value, of which 3,450,000 shares are designated "SERIES A PREFERRED STOCK," 6,002,000 shares are designated "SERIES B PREFERRED STOCK," 6,000,000 shares are designated "SERIES C PREFERRED STOCK," and 13,000,000 are designated "SERIES D PREFERRED STOCK." There are outstanding 53,833,021 shares of idealab! Common Stock, 3,450,000 shares of Series A Preferred Stock, 5,717,135 shares of Series B Preferred Stock, 6,000,000 shares of Series C Preferred Stock, 5,057,020 shares of Series D Preferred Stock and no other shares of capital stock are outstanding. All of the outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. Except for (x) conversion privileges of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred and (y) outstanding options (or options reserved for future grant) to purchase shares of idealab! Common Stock granted to employees or consultants pursuant to idealab!'s stock plans or arrangements, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from idealab! of any shares of its capital stock, except for such options or agreements which would not have a material dilutive effect on Find/SVP's ownership interest in idealab!.

               (ii) The authorized capital stock of Find.com consists of 5,000,000 shares of blank check preferred stock, par value $.001 per share, and 20,000,000 shares of Find.com Common Stock. There are outstanding 9,500,000 shares of Find.com Common Stock, all of which are owned by idealab! and no shares of preferred stock. All of the outstanding shares of Find.com Common Stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with applicable federal and state securities laws. There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Find.com of any shares of its capital stock.

          (d) SALE OF SERIES D PREFERRED STOCK. idealab! has sold its Series D Preferred Stock at the price of $100 per share. The rights, preferences and privileges of the Series D Preferred Stock are set forth in idealab!'s Amended and Restated Articles of Incorporation, a copy of which has been provided to Find/SVP.

          (e) AUTHORIZATION . All corporate action on the part of idealab! and Find.com and their respective officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of, in the case of idealab!, the idealab! Shares and, in the case of Find.com, the Find.com Shares, and

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


the performance of their respective obligations under this Agreement has been taken. This Agreement, when executed and delivered by idealab! and Find.com, shall constitute their valid and binding obligation, enforceable in accordance with its terms. The idealab! Shares, when issued in compliance with the provisions of this Agreement, and the Find.com Shares, if and when issued in compliance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, will have the rights, preferences and privileges described in their respective Articles/Certificate of Incorporation attached hereto as Exhibit B ("ARTICLES"), and will be free of any liens or encumbrances; provided, however, that the idealab! Shares and the Find.com Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

          (f) COMPLIANCE WITH OTHER INSTRUMENTS. Neither idealab! nor Find.com is in violation or default of any term of its Articles or Bylaws, or any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree, and to its knowledge is not in violation of any applicable statute, rule or regulation where such violation would have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the idealab! Shares and the Find.com Shares, have not resulted (in the case of the idealab! shares) and will not result in any violation of, or conflict with, or constitute, with or without the passage of time and the giving of notice, a default under, idealab!'s or Find.com's, as the case may be, Articles or Bylaws or any of their respective agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of their respective properties or assets; and there is no such violation or default which materially and adversely affects the business of idealab! or Find.com or any of their respective properties or assets.

          (g) BROKERS OR FINDERS; OTHER OFFERS. Neither idealab! nor Find.com has incurred, and neither will incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     6.   REPRESENTATIONS AND WARRANTIES OF FIND/SVP.

          Find/SVP represents and warrants to idealab! and Find.com as follows:

          (a) ACCESS TO INFORMATION. Find/SVP hereby acknowledges that it has had access to and is familiar with, information concerning idealab!'s business, management and financial affairs, financial condition, and current prospects. Find/SVP understands that idealab!'s business, management and financial affairs, financial condition, and current prospects are constantly subject to change. Find/SVP acknowledges that it has had an opportunity to ask questions of and request additional information concerning idealab! from representatives of idealab!. Find/SVP acknowledges that it received answers to such questions and responses to such requests to its satisfaction. Find/SVP understands that such discussions, as well as any written information issued by idealab!, were intended to describe the aspects of idealab!'s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

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          (b)  INVESTMENT STATUS. Find/SVP is acquiring the idealab! Shares for
Find/SVP's own account for investment purposes only, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Find/SVP shall not transfer, sell or otherwise dispose of the idealab! Shares unless registered under applicable federal and state securities laws or pursuant to an exemption therefrom. Find/SVP has knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in idealab!. Find/SVP can bear the economic risk of an investment in idealab!, including the risk of a complete loss of Find/SVP's investment. Find/SVP understands that the idealab! Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Act") by reason of a specific exemption from the registration provisions and prospectus delivery requirements of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Find/SVP's representations and warranties as expressed herein. Find/SVP understands that idealab! has no obligation and does not presently intend to register or qualify any of its securities. Find/SVP is an "accredited investor" as defined in Regulation D issued under the Act and is familiar with the requirements under said Regulation D for being deemed an accredited investor.

          (c) RULE 144. Find/SVP acknowledges that the idealab! Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Find/SVP is aware of the provisions of Rule 144 promulgated under the Act and the resale provisions thereof for shares purchased in a private placement.

          (d) NO PUBLIC MARKET. Find/SVP understands that no public market now exists for any of the securities issued by idealab! and that idealab! has made no assurances that a public market will ever exist for idealab!'s securities.

          (e) ORGANIZATION AND GOOD STANDING. Find/SVP is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of New York and is in good standing under such laws.

          (f) CORPORATE POWER. Find/SVP has all requisite legal and corporate power and authority to execute and deliver this Agreement, to acquire the idealab! Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

          (g) AUTHORIZATION . All corporate action on the part of Find/SVP, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Find/SVP and the performance of Find/SVP's obligations under this Agreement has been taken. This Agreement, when executed and delivered by Find/SVP, shall constitute a valid and binding obligation of Find/SVP, enforceable in accordance with its terms.

          (h) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement have not resulted and will not result in any violation of, or conflict with, or constitute, with or without the passage of time and the giving of notice, a default under, Find/SVP's Certificate of Incorporation or Bylaws or any of its agreements.

          (i) BROKERS OR FINDERS; OTHER OFFERS. Find/SVP has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Find/SVP, any liability for

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brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     7.   COVENANTS OF FIND/SVP, IDEALAB! AND FIND.COM.

          (a)  Find/SVP covenants and agrees that:

               (i) Find/SVP shall not release any public announcement relating to this Agreement, without the idealab!'s approval, which shall not be unreasonably withheld. In any event, it may make such public announcement as its counsel or accountants reasonably believe is the minimum disclosure necessary to satisfy Find/SVP's obligations under the applicable securities laws.

               (ii) Each certificate representing the securities which are the subject of this Agreement, shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER IS MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT OR IS OTHERWISE UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

          Subject to Section 7(a)(iii) hereof, the following additional legend shall be imprinted on each certificate:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

               (iii) In connection with the initial offering of any securities of idealab! or, if Find/SVP has exercised its Exchange Option, any securities of Find.com, under the Act for the account of idealab! or Find.com, as applicable, if so requested by any representative of the underwriters (the "MANAGING UNDERWRITER"), Find/SVP shall not sell or otherwise transfer any securities of idealab! or Find.com, as applicable, during the period specified by the Board of Directors of idealab! or Find.com, as applicable, at the request of the Managing Underwriter (the

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"MARKET STANDOFF PERIOD"), with such period not to exceed 180 days following the effective date of a registration statement of idealab! or Find.com, as applicable, filed under the Act. idealab! or Find.com, as applicable, may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

               (iv) Find/SVP shall defend, indemnify, and hold harmless idealab! and Find.com and their subsidiaries, affiliates, directors, officers, employees, affiliates, agents and contractors from and against any and all claims, judgments, lawsuits, liabilities, damages, penalties, losses, costs and expenses (including, but not limited to, court costs, reasonable attorneys' fees, and expert witness fees ) (collectively, "DAMAGES") arising out of, or in connection with, any third party claim which results, in whole or in part, or is claimed to result, in whole or in part, from (A) any breach by Find/SVP of any of its representations, warranties or obligations under this Agreement or under the Trademark and Domain Name Agreement, (B) from any actual or alleged infringement or misappropriation by the Marks of any trademark or other rights of any third party or (C) from use of the "Find" mark by Find/SVP.

          (b) Each of idealab! and Find.com covenants and agrees to defend, indemnify and hold harmless Find/SVP and its subsidiaries, affiliates, directors, officers, employees, affiliates, agents and contractors from and against any and all Damages arising out of or in connection with, any third party claim which results in whole or in part, or is claimed to result, in whole or in part, from (i) any breach by idealab! of its obligations under this Agreement, (ii) any breach by Find.com of its obligations under this Agreement or under the Trademark and Domain Name Agreement, or (iii) from use of the Marks by Find.com; provided, however, that idealab!'s obligations to defend, indemnify and hold harmless the Find/SVP Indemnitees with respect to Subsections (ii) and
(iii) above shall terminate and be of no further force or effect following Find.com's receipt of financing (whether in one round or any number of rounds) in an aggregate amount of not less than $5,000,000.

          (c)  Each of the parties covenants and agrees to:

               (i) Work together to identify and jointly pursue mutually beneficial Internet ventures, provided that each party shall have absolute and sole discretion whether to enter into any such ventures and the terms of any such ventures.

               (ii) Work together in good faith to identify ways for idealab! or its affiliates to invest in Find/SVP, provided that Find/SVP, idealab! and such affiliates shall have absolute and sole discretion whether to enter into any such investments and the terms of any such investments.

          (d) The parties covenant and agree that, so long as Find.com, Inc. continues to use the Marks or the Domain Name:

               (i) Find/SVP shall not, directly or indirectly, whether as owner, partner, or inventor, (A) attempt to register or acquire any internet address containing "find," other than any top-level address beginning or ending with findsvp.com or findout.com, or (B) use the domain name "findsvp.com" or "findout.com" or the trademark "Find" to compete with

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Find.com's currently proposed portal Internet site containing a search engine, general information and editorial content directed primarily to consumers; and

               (ii) Find.com shall not, directly or indirectly, whether as owner, partner, or inventor, use the Domain Name or the Marks to compete with Find/SVP's current human delivered consulting and research services business.

     8.   MISCELLANEOUS.

          (a) MODIFICATIONS AND AMENDMENTS. None of the terms of this Agreement shall be deemed to be modified, and/or amended unless such a modification, and/or amendment specifically references this Agreement and is in writing signed by the party or parties to be bound.

          (b) SEVERABILITY. If any clause or provision of this Agreement is declared illegal, invalid or unenforceable under present or future laws effective during the term hereof, it is the intention of the parties hereto to reach agreement to terms that will lawfully carry out the intended purpose of any such clause or provision, and to take such action as may be necessary to do so. The parties further intend that the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

          (c) WAIVER. Any waiver of any party's rights or remedies under this Agreement shall be effective only if made in writing signed by an authorized officer of such party, and no failure or delay by any party in exercising any right or remedy hereunder nor any custom or course of performance shall operate as a waiver of any such right or remedy, nor shall any single or partial exercise or waiver of any right preclude any other or further exercise thereof or the exercise of any other right or remedy.

          (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          (e) ENTIRE AGREEMENT. This Agreement and the License Agreement are intended as the complete, final and exclusive statement of the terms of the agreement between the parties with regard to the subject matter hereof and thereof, and supersedes all prior oral and written agreements, understandings, commitments, negotiations and practices among the parties relating to such subject matter.

          (f) CONSTRUCTION. The language used in this Agreement was jointly drafted and negotiated by both parties and shall be deemed to be the language chosen by both parties hereto to express their mutual intent and no rule of strict construction against any party shall apply to any term or condition of this Agreement. The headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation hereof.

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               (g)  SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               (h) RELATIONSHIP OF THE PARTIES. This Agreement does not create a partnership or joint venture between the parties hereto, and does not make any party the employee, agent or legal representative of any other party for any purpose whatsoever. No party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other party.

               (i) JURISDICTION AND VENUE. Any dispute regarding this Agreement and the performance of any party hereunder, shall be subject to the exclusive jurisdiction of the United States District Court for the Central District of California. Each party hereby irrevocably and unconditionally (i) consents to the jurisdiction of that court for any such dispute; and (ii) waives any objection which such party may have to the laying of venue of any such dispute in that court. In the event the United States District Court for the Central District of California declines jurisdiction over any dispute relating to the enforcement and/or interpretation of this Agreement, any such litigation shall be brought in state court in California, in the County of Los Angeles, and the parties hereto expressly consent to the jurisdiction of that court and waive any objection thereto.

               (j) NOTICES. All notices required or permitted to be given hereunder shall be given in writing and shall be sent by prepaid first class registered air mail, express courier, personal delivery, or facsimile to the following addresses:

           Find/SVP:         Andrew P. Garvin
                             Find/SVP, Inc.
                             625 Avenue of the Americas, New York, NY 10011-2002
                             Fax: (212) 691-0704

           With a copy to:   Howard S. Breslow, Esq.
                             Breslow & Walker, LLP
                             100  Jericho Quadrangle
                             Jericho, NY 11753

                             Siegrun Kane, Esq.
                             Katherine McCarthy, Esq.
                             Morgan & Finnegan, L.L.P.
                             345 Park Avenue
                             New York, NY 10154

           idealab!:         Bill Gross
                             Douglas McPherson, Esq.
                             130 West Union Street,
                             Pasadena, CA 91103
                             Fax: (626) 535-2703

           With a copy to:   David M. Hernand, Esq.
                             Latham & Watkins
                             633 West Fifth St., Suite 4000
                             Los Angeles, California  90071
                             Fax: (213) 891-8763

          In the case of notice by facsimile transmission, notice shall be confirmed immediately by prepaid courier service (e.g. Federal Express) or U.S. mail. All notices shall be effective upon receipt when delivered at the address so specified; provided, however, that any notice sent by mail shall be deemed to have been received ten (10) business days after dispatch; any notice sent by courier shall be deemed to have been received one (1) business day after dispatch; and any notice sent by facsimile transmission shall be deemed to have been received when such facsimile is confirmed electronically. Any party may change the address to which notices are to be sent by so notifying the other parties in writing in the manner provided herein.

          (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

          (l) FURTHER ASSURANCES. Each of the parties agrees to execute and deliver such other documents and to take all such other actions as the other parties, their successors, assigns or other legal representatives may reasonably request to effect the terms of this Agreement, to consummate the transactions contemplated hereunder, including, without limitation, the execution and delivery of any and all agreements, affidavits, testimonies, declarations, oaths, samples, exhibits, specimens and other documentation as may be reasonably required.

                            [Signature page follows]

                                                                       Exhibit Z
                                                                       ---------
                                                                          Part I

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 Bill Gross' idealab!,
                                 a California corporation


                                 By:
                                    -------------------------------------
                                    Name:
                                    Title:


                                 Find/SVP, Inc.
                                 a New York corporation

                                 By:
                                    -------------------------------------
                                    Name:
                                    Title:


                                 Find.com, Inc.
                                 a Delaware corporation

                                 By:
                                    -------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT Z
                                                                       ---------
                                                                         Part II


             TRADEMARK LICENSE AND DOMAIN NAME ASSIGNMENT AGREEMENT

              This Trademark License and Domain Name Assignment Agreement (this "LICENSE AGREEMENT") is entered into as of December __, 1999 (the "EFFECTIVE DATE") by and between Find/SVP, Inc. ("FIND/SVP"), a New York corporation, with its principal place of business at 625 Avenue of the Americas, New York, NY 10011-2002, and Find.com, Inc., a Delaware corporation ("FIND.COM"), with its principal place of business at 130 West Union Street, Pasadena, CA 91103.

              WHEREAS, Find/SVP and Find.com and Bill Gross's idealab! (a California corporation located at 130 West Union Street, Pasadena, CA ("IDEALAB!")) have entered into that certain Collaboration Agreement, dated as of the date hereof (the "COLLABORATION AGREEMENT");

              WHEREAS, pursuant to the Collaboration Agreement, by entering into this License Agreement, Find/SVP is (a) granting to Find.com the exclusive perpetual license to use and sublicense the Licensed Mark (as defined herein) within the Territory (as defined herein), including the right to use the Licensed Mark, or any part thereof, as a corporate name, and (b) assigning to Find.com the find.com Domain Name (as defined herein);

              WHEREAS, Find/SVP is the sole and exclusive owner of the Licensed Mark and the find.com Domain Name;

              WHEREAS, the Find.com, Inc. company name was reserved and Find.com was incorporated in anticipation of the signing of this License Agreement and the Collaboration Agreement ("SAID AGREEMENTS") and Find/SVP agrees to and ratifies said company name reservation and incorporation under the company name Find.com, Inc. pursuant to the terms of said Agreements;

              WHEREAS, pursuant to the Collaboration Agreement, Find/SVP desires to grant such license and sell such find.com Domain Name to Find.com subject to the terms and conditions of this License Agreement.

                                    AGREEMENT

              NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     DEFINITIONS

       1.1. "FIND.COM DOMAIN NAME" shall mean the Internet domain name "find.com", regardless of how used. However, "find.com Domain Name" shall not include the Internet domain names "findsvp.com" or "findout.com".

       1.2. "FIND.COM QUALIFIED IPO" shall have the meaning set forth for such term in the Collaboration Agreement.

       1.3. "FIND.COM SHARES" shall have the meaning set forth for such term in the Collaboration Agreement.

       1.4. "IDEALAB! QUALIFIED IPO" shall have the meaning set forth for such term in the Collaboration Agreement.

       1.5. "IDEALAB! SHARES" shall have the meaning set forth for such term in the Collaboration Agreement.

       1.6. "LICENSED MARK" shall mean, collectively, the trademarks and service marks "find.com" and "find," owned by Find/SVP as set forth in the Attached Schedule A in any design, font and/or style, and any and all registrations and applications for registration therefor, and all reissues, renewals or extensions thereof. Without limiting the generality of the foregoing, "Licensed Mark" does not include the trademarks/service marks "find/svp", "findout", "findsvp.com" or "findout.com" or the designs and logos used with said marks by Find/SVP.

       1.7. "TERRITORY" shall mean the United States and all foreign countries. Territory is intended to mean worldwide, including all foreign and domestic jurisdictions.

       1.8. "TRANSFER" shall mean any transfer (whether voluntary, involuntary or by operation of law), including without limitation, by way of issuance, sale, participation, pledge, hypothecation, gift, bequeath, intestate transfer, distribution, liquidation, merger or consolidation in each case, to any person or entity.

2.     LICENSE GRANT

       2.1. LICENSED MARK. Find/SVP hereby grants to Find.com an exclusive (including as to Find/SVP, subject to Section 2.2 hereof), perpetual (subject to termination as provided herein) license to use and, with the prior consent of Find/SVP (which consent shall not be unreasonably withheld or delayed), sub-license, the Licensed Mark, for use in connection with a new portal Internet site containing a search engine, general information and editorial content, of interest primarily to consumers, within the Territory, including, without limitation, the reproduction of the Licensed Mark on or in association with goods and services related thereto and, subject to Section 2.3 hereof, the use of the Licensed Mark, or any part thereof, as a corporate name or as part of a corporate name for Find.com. The use of the Licensed Mark by Find.com shall inure to the benefit of Find/SVP. Find.com shall have the right to enforce the Licensed Mark and exclude others from using the Licensed Mark in the Territory. If Find.com notifies Find/SVP in writing that it elects not to take any such action, Find/SVP shall have the right to enforce the Licensed Mark and exclude others from using the Licensed Mark in the Territory.

       2.2. FIND/SVP'S RETAINED RIGHTS. For so long as this License Agreement remains in effect, Find/SVP shall hereafter have no right whatsoever to use or reproduce the Licensed Mark except that Find/SVP may continue to use "FIND" as said mark is currently being used as illustrated on the attached Schedule B to operate its existing business under the name "Find/SVP" and may retain its ownership and use of the "findsvp.com" and "findout.com" Internet domain names and its ownership of trademark registrations covering "FIND."

       2.3. CORPORATE NAME. If, at the close of business on the last day of the eighteenth month following the execution of this License Agreement (the "NAME DETERMINATION DATE"), (i) in the event Find/SVP owns the Find.com Shares, the value of the common stock of Find.com is not at least $10.00 per share (as adjusted to give effect to stock splits, stock dividends and stock reclassifications), or (ii) in the event Find/SVP owns the idealab! Shares, idealab!'s common stock is not worth at least $100.00 per share (as adjusted to give effect to stock splits, stock dividends and stock reclassifications), then Find/SVP may direct Find.com to change the corporate name of Find.com to a name that does not include the term "find.com;" PROVIDED that Find/SVP must notify Find.com of such request within 30 days of the Name Determination Date or thereafter waive any right to direct Find.com to change said corporate name. If Find.com receives notification of the requested corporate name change from Find/SVP within 30 days of the Name Determination Date, Find.com shall effect a corporate name change within 90 days after receiving such notice; provided that Find.com shall be permitted a reasonable period of time within which to deplete any existing stocks and fulfill all outstanding marketing commitments involving Find.com's name. For purposes of this Section 2.3, the per share value of the common stock of Find.com on the Name Determination Date shall be equal to (x) if Find.com is a privately held corporation, the price determined in good faith by the Board of Directors of Find.com, or (y) if Find.com is a publicly held corporation, the average closing bid price at which its common stock trades on the NASDAQ Stock Market or a national stock exchange measured over 20 consecutive trading days. Notwithstanding the foregoing, Find.com shall continue to have the right to use the Licensed Mark in commerce regardless of any name change and nothing contained in this Section 2.3 shall in any way impair or otherwise adversely affect the rights granted to Find.com pursuant to Sections
2.1 and 3.1 hereof with respect to the Licensed Mark or the find.com Domain
Name.

3.     NAME ASSIGNMENT

       3.1. NAME ASSIGNMENT. Find/SVP hereby assigns and conveys to Find.com all of Find/SVP's worldwide right, title and interest in and to the find.com Domain Name and the registration agreement for the find.com Domain Name, and Find.com hereby accepts and receives all of Find/SVP's right, title and interest in and to the find.com Domain Name and such registration agreement.

       3.2. ASSIGNMENT DOCUMENTATION. As soon as the parties execute this Agreement, Find/SVP shall execute and have notarized the current version of Network Solutions "Registrant Name Change Agreement" in the form attached hereto as Schedule C, and shall execute and immediately transmit, said executed and notarized Agreement to Find.com via facsimile and via overnight courier. Find.com shall be responsible for submitting the completed agreement to Network Solutions and shall provide Find/SVP with a copy of the completed Agreement and any correspondence regarding same sent to or received from Network Solutions. Find/SVP shall execute any further papers needed to accomplish the transfer.

       3.3. INTERNET ADDRESS RESTRICTIONS. Subject to Section 2.2, Find/SVP shall not, directly or indirectly, attempt to register or acquire any internet address containing the term "find," other than top-level Internet addresses beginning or ending with "findsvp" or "findout."

4.     INITIAL COMPENSATION; ROYALTY PAYMENTS

       4.1. INITIAL COMPENSATION. Upon execution of this License Agreement and execution of the assignment documentation set forth in Section 3.2 hereof, Find.com shall deliver to Find/SVP $800,000 in cash (via wire transfer to an account designated in writing by Find/SVP).

       4.2. ROYALTY PAYMENTS. Find.com shall pay to Find/SVP an ongoing royalty equal to 1% of the total gross revenues of Find.com payable within forty-five (45) days following the end of each quarter during the term of this License Agreement. The obligation to pay such royalty shall terminate upon the earlier to occur of:

4.2.1. Find/SVP's receipt of royalties pursuant to this Section 4.2 totaling $3,000,000;

4.2.2. In the event Find/SVP owns the Find.com Shares, following a Find.com Qualified IPO, upon such time as the common stock of Find.com trades at an average closing bid price of $6.00 (as adjusted to give effect to stock splits, stock dividends and stock reclassifications) or more per share measured over 20 consecutive trading days; and

4.2.3. In the event Find/SVP owns the idealab! Shares, following an idealab! Qualified IPO, upon such time as the common stock of idealab! trades at an average closing bid price of $60.00 (as adjusted to give effect to stock splits, stock dividends and stock reclassifications) or more per share measured over 20 consecutive trading days.

              During the term of this License Agreement, Find.com shall retain books and records sufficient to evidence its compliance with this Section 4.2. Find/SVP shall, on dates to be mutually agreed upon by Find/SVP and Find.com, have the right to inspect such books and records during normal business hours, but no more frequently than once each year.

5.     OTHER AGREEMENTS

       Find.com will include a link (the "Link") to the Find/SVP website located at www.findsvp.com from the front page of the Find.com website located at www.find.com for three years following the Effective Date. The Link shall have dimensions of not less than 1.5 inches across and .75 inches in height. The Link may include Find/SVP's name, logo, trademark and any business description which distinguishes Find/SVP's business from Find.com's business; PROVIDED, HOWEVER, that the content, look and feel of the Link must be approved by Find.com, which consent may not be unreasonably withheld. Notwithstanding the foregoing, the Link (including any images or text associated with the Link) may not (i) include advertising for third parties, (ii) exceed a file size of 3KB or (iii) suggest any affiliation between Find/SVP and Find.com. In the event that the find.com website provides web content directed primarily at business customers, Find.com will consider extending the Link for an appropriate period. Find/SVP hereby grants Find.com a non-exclusive license to use, reproduce and display Find/SVP's name, logo, trademark and any content contained in the Link solely in connection with its obligations under this Section 5.

6.     REPRESENTATIONS AND WARRANTIES

       Find/SVP hereby represents and warrants that

       (i) Find/SVP has full power and authority to enter into this License Agreement, to grant the rights granted herein, and to perform its obligations hereunder, and to do so will not violate or conflict with any term or provision of any agreement, instrument, statute, rule, regulation, order or decree to which Find/SVP is a party or by which it is bound;

       (ii) Find/SVP is the sole owner of the Licensed Mark and the find.com Domain Name, free and clear of any liens or other encumbrances;

       (iii) Find/SVP has no knowledge of any third party who has registered, has applied to register, is using, is authorized to use or asserts a right to use the Licensed Mark;

       (iv)   the find.com Domain Name is registered with InterNIC;

       (v) there have been no challenges or disputes regarding Find/SVP's ownership or use of the Licensed Mark or the find.com Domain Name, and, to Find/SVP's knowledge, no such challenge or dispute is threatened;

       (vi) Find/SVP is not aware of any facts or circumstances that, as of the date hereof, could reasonably form the basis of a successful challenge to its ownership or use of the Licensed Mark or Find.com Domain Name;

       (vii) no consent or other authorization is required to be obtained in order to validly license and transfer the rights licensed and transferred hereunder;

       (viii) Find/SVP has neither Transferred nor caused to be Transferred any right, title or interest in either the Licensed Mark or the find.com Domain Name to any person or entity;

       (ix) to Find/SVP's knowledge, the content on the Find/SVP website does not and will not infringe any copyright, trademarks, trade secrets or other intellectual property rights of any third party and does not and will not constitute a defamation or invasion of the rights of privacy or publicity of any kind of any third party;

       (x) to Find/SVP's knowledge, the Find/SVP website does not and will not violate the laws, statutes or regulations of any jurisdiction; and

       (xi) to Find/SVP's knowledge, Find.com's use of the Find/SVP trademark, name and logo pursuant to Section 5 does not and will not violate the rights of any third party, including without limitation, copyright, trademark, trade secret, privacy, publicity or other right.

       Find/SVP acknowledges and understands that Find.com is entering into this License Agreement in reliance upon the representations and warranties of Find/SVP herein.

7.     PROMOTION OF GOODWILL; STANDARDS OF CONDUCT; QUALITY CONTROL

       7.1. COMPLIANCE WITH LAW. The parties shall comply with all applicable laws, regulations, standards and decrees of any governmental authorities in the Territory in connection with their respective uses of FIND as provided herein.

       7.2. AVOIDANCE OF ADVERSE ACTIONS. Neither party shall take any action that would jeopardize or impair (i) Find/SVP's ownership of the Licensed Mark,
(ii) Find.com's ownership of the find.com Domain Name subject to the terms of this Agreement and the Collaboration Agreement or (iii) the legality or enforceability of the Licensed Mark or the find.com Domain Name.

       7.3. QUALITY CONTROL STANDARDS. Neither party shall take any action and/or shall cease taking any action that may: (i) impair the quality of products and services with which the Licensed Mark is used, or (ii) in any way disparage the Licensed Mark, the "FIND," "Find/SVP or "FINDOUT" trademarks or the other party's goods and services. Find.com shall use the Licensed Mark only in connection with goods and services that are of a nature and quality equivalent or better than the nature and quality of the current goods and services offered by other companies currently majority owned by idealab!. Find/SVP shall use its "FIND", "FIND/SVP" and "FINDOUT" marks in connection with goods and services that are of a nature and quality equivalent or better than the nature and quality of its current goods and services. In the event that Find/SVP determines that Find.com's goods and services offered in connection with the Licensed Mark are below these quality standards, then Find/SVP shall so notify Find.com in writing. Find.com will then have 30 days after the date of Find/SVP's notice to correct any such deficiency. In the event that the deficiency is not corrected within said time frame, then the parties will have 60 days to mediate the dispute before an impartial mediator in such a manner that the mediation is concluded within said 60 day period. If the matter is not resolved through mediation and the deficiency continues, then this will constitute a breach of the Agreement and Find/SVP shall have the right to bring action seeking specific performance directing compliance with this provision and/or injunctive relief preventing the actions in question and recovery of damages in accordance with the terms of this agreement.

8.     INTELLECTUAL PROPERTY PROTECTION OF THE LICENSED MARK

       8.1. MAINTENANCE OF THE REGISTRATION OF THE LICENSED MARK. Find/SVP shall diligently prosecute, maintain and timely renew all applications for trademark registration, declarations of use, applications for renewal with respect to the Licensed Mark at Find/SVP's sole cost and expense. Find/SVP shall provide to Find.com copies of any documents filed or received in connection with any registration owned by Find/SVP for the Licensed Mark. In the event that Find.com wishes Find/SVP to apply for additional registration coverage for the Licensed Mark in any countries, then Find.com shall so request in writing that Find/SVP do so and shall bear all fees and costs associated with said filings. Any such filings shall be in Find/SVP's name.

       8.2. In the event that Find/SVP determines to abandon the use of the "FIND" mark as provided for in Section 2.2 herein, then Find.com or its designee shall have an irrevocable, exclusive option, but not the obligation, to purchase all or any portion of the rights to the "Find" mark at a price to be negotiated in good faith by the parties. If the parties are unable to agree upon the terms of any such acquisition of rights within 90 days following the date that Find/SVP makes the determination to abandon the "Find" mark (the "ABANDONMENT DATE"), then Find/SVP shall have the right to sell or otherwise transfer any and all rights to the "Find" mark to any other party; provided, however, that if Find/SVP proposes to sell or otherwise transfer any rights to the "Find" mark to any party, then Find/SVP shall, no later than 45 calendar days prior to the consummation of such sale or transfer, give written notice to Find.com of such proposed sale or transfer (the "NOTICE OF SALE"). Such Notice of Sale shall describe the principal terms of the proposed sale or transfer, including the rights to be transferred, the price, the consideration and identity of the proposed purchaser or transferee and offer to sell or transfer the identical rights to Find.com or its designee on such identical terms. If Find.com and its designees fail to accept such offer by written notice within 30 calendar days after its receipt of the Notice of Sale, then Find/SVP may proceed with the proposed sale in accordance with the terms stated in the Notice of Sale. If Find/SVP does not consummate the proposed sale or transfer in accordance with the terms set forth in the Notice of Sale within 60 days following the delivery of the Notice of Sale, then Find/SVP must reoffer to transfer or sell to Find.com the subject rights to the "Find" mark in accordance with this Section 8.2 prior to consummating any such transfer or sale.

       8.3. NOTIFICATION OF INFRINGEMENT. Each party shall notify the other promptly after such party becomes aware of (i) any use or registration of any word or phrase, symbol, logo or design, or any combination of any of the foregoing, that such party believes or has reason to believe might constitute infringement or dilution of the Licensed Mark; (ii) any claim of any rights in the Licensed Mark, or in any confusingly similar Mark; and/or (iii) any action, publication or statement that such party believes to be adverse or detrimental to either party's rights in the Licensed Mark or which such party believes will dilute or impair the value of the Licensed Mark.

       8.4. LEGAL ACTION. Find.com shall have the right, but not the obligation, to cause any infringement or dilution of the Licensed Mark to cease, including, without limitation, filing a suit with respect to such infringement or dilution. If Find.com elects to commence litigation with respect to such infringing or diluting activity, then Find.com shall promptly provide Find/SVP with written notice thereof. Find/SVP shall (i) cooperate at its own expense with Find.com in any litigation proceedings instituted under this Section 8.4 against a third party (including, without limitation, making available at reasonable times and under appropriate conditions all relevant personnel, records, specimens and other similar materials in its possession or control) and
(ii) consent to being named as a party to any such litigation proceedings. Find.com shall have exclusive control over any litigation instituted under this
Section 8.4, except that Find/SVP may thereafter join such suit with counsel of its own choosing. If Find.com names Find/SVP as a co-plaintiff with Find.com, then Find.com shall pay Find/SVP's expenses. If Find/SVP joins suit at its own option or opts to use its own counsel after being named as a party by Find.com, then Find/SVP does so at its own expense. All legal actions undertaken pursuant to this Section 8.4 shall be at the expense of Find.com. All recoveries in any legal actions undertaken pursuant to this Section 8.4 shall belong to Find.com. Notwithstanding the foregoing, if the defendant in any such litigation proceeding alleges any counterclaims against Find.com or any of the Find.com Indemnitees (as defined below) which are Find/SVP Indemnified Claims (as defined below), the defense of such counterclaims shall be the responsibility of Find/SVP pursuant to Section 9.2 and 9.3 hereof.

9.     DEFENSE AND INDEMNIFICATION

       9.1. Find.com shall defend, indemnify, and hold harmless Find/SVP and its subsidiaries, affiliates, directors, officers, employees, affiliates, agents and contractors from and against any and all claims, judgments, lawsuits, liabilities, damages, penalties, losses, costs and expenses (including, but not limited to, court costs, reasonable attorneys' fees, and expert witness fees) (collectively, "DAMAGES") arising out of, or in connection with, any third party claim which results, in whole or in part, or is claimed to result, in whole or in part, from Find.com's use of the Licensed Mark by Find.com or any breach by Find.com of any of its obligations under this License Agreement (collectively, the "FIND.COM INDEMNIFIED CLAIMS").

       9.2. Find/SVP shall defend, indemnify, and hold harmless Find.com and its subsidiaries, affiliates (including idealab!), directors, officers, employees, affiliates, agents and contractors (collectively, the "FIND.COM INDEMNITEES") from and against any and all Damages arising out of, or in connection with, any third party claim which results, in whole or in part, or is claimed to result, in whole or in part, from (a) Find/SVP's use of the "Find" mark, (b) any actual or alleged infringement or misappropriation by the Licensed Mark of any trademark or other rights of any third party and (c) any breach by Find/SVP of any of its representations, warranties or obligations under this License Agreement (collectively, the "FIND/SVP INDEMNIFIED CLAIMS").

       9.3. In the event that either Find/SVP or Find.com asserts the existence of any right to indemnity under Sections 9.1 or 9.2, such party ("INDEMNITEE") shall give written notice thereof to the other ("INDEMNITOR") of the nature and amount of the Damages asserted promptly, and, in the case of any claim relating to a third party action, within ten (10) days prior to the date a response or answer thereto is due, in writing, thereof. The failure, refusal or neglect of the Indemnitee to notify the Indemnitor within the time period specified above of any such claim or action shall not relieve the Indemnitor from any liability which it may have to the Indemnitee in connection therewith, unless the Indemnitor was prejudiced by such delay, and then only to the extent of the harm suffered by such delay. After such notice, if the Indemnitor shall acknowledge in writing to the Indemnitee that the Indemnitor shall be obligated under the terms of its indemnity hereunder in connection with such Damages claim, then the Indemnitor shall be entitled, if it so elects at its own cost, risk and expense to: (i) take control of the defense and investigation of such lawsuit or action; (ii) employ and engage attorneys of its own choice reasonably acceptable to the Indemnitee, to handle and defend the same, unless the named parties to such action or proceeding include both the Indemnitor and the Indemnitee and the Indemnitee believes in good faith that (a) there may be one or more legal defenses available to such Indemnitee that are different from or additional to those available to the Indemnitor or (b) there is a potential conflict of interests; and (iii) compromise or settle such claim, PROVIDED, HOWEVER, without the prior written consent of the Indemnitee, the Indemnitor shall not have the right to compromise or settle any claim which (a) requires as a condition to such compromise or settlement an admission of liability or wrongdoing by the Indemnitee or (b) requires any other compensation, remedy or relief other than the payment of money damages by Indemnitor.

Notwithstanding the foregoing, if the compromise, settlement or resolution of any such claim is reasonably expected to have, individually or in the aggregate, a direct and significant adverse effect on the Indemnitee's business operations or, in the case where Find/SVP is the Indemnitee, a direct and significant adverse effect on any rights in the Licensed Mark, then, notwithstanding the foregoing, the Indemnitee shall be entitled to control such compromise, settlement or resolution, including without limitation to take control of the defense and investigation of such lawsuit or action, to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnitor's sole cost, risk and expense, and to compromise or settle such claim. In the event that the Indemnitor does not so assume the defense, conduct or settlement of any claim, demand or assessment within thirty (30) days after receiving notice of any claim relating to a third party action as set forth above, the Indemnitee shall be entitled to defend, conduct or settle such claim, demand or assessment without the written consent of the Indemnitor and without relieving the Indemnitor from any of the obligations to indemnify the Indemnitee under this Section 9.

       9.4. Find.com shall maintain such insurance as will adequately protect Find/SVP against such damage, liability, claims, losses, and expenses (including attorneys fees) resulting from Find.com's use of the Licensed Mark. Any insurance obtained pursuant to this paragraph shall be with an insurance carrier acceptable to Find/SVP, have a minimum coverage of at least $1 million combined single limit, and name Find/SVP as additional insured; provided, however, on the date that is nine months following the date of this Agreement, such insurance coverage shall be increased to at least $5 million combined single limit.

       9.5. Find/SVP shall maintain such insurance as will adequately protect Find.com against such damage, liability, claims, losses, and expenses (including attorneys fees) resulting from Find/SVP's use of the "Find" trademark. Any insurance obtained pursuant to this paragraph shall be with an insurance carrier acceptable to Find.com, have a minimum coverage of at least $1 million combined single limit, and name Find.com and idealab! as additional insureds; provided, however, on the date that is nine months following the date of this Agreement, such insurance coverage shall be increased to at least $5 million combined single limit.

10.    TERM AND TERMINATION OF AGREEMENT

       10.1. TERM OF LICENSE. This License Agreement shall commence on the Effective Date and remain in full force and effect perpetually; provided, however that Find/SVP shall have the right to terminate this License Agreement pursuant to Section 4 of the Collaboration Agreement or in the event that Find.com has availed itself of, or been subjected to by any third party, a proceeding in bankruptcy in which Find.com is the named debtor; an assignment by Find.com for the benefit of its creditors; the appointment of a receiver for Find.com; or any other proceeding involving insolvency or the protection of, or from, creditors, and the same has not been discharged or terminated within thirty (30) days. In the event of any such termination, Find.com shall cease its use of the Licensed Mark, including as any part of Find.com's corporate name, within 90 days after the effective date of such termination; provided that Find.com shall be permitted a reasonable period of time within which to deplete any existing stocks and fulfill all outstanding marketing commitments involving Find.com's name and the Licensed Mark.

       10.2.  NO FIND/SVP RIGHT TO TERMINATE AGREEMENT. Except as set forth in
Section 10.1, Find/SVP may not terminate this License Agreement or the rights or licenses granted hereunder to Find.com for any reason. Find/SVP's exclusive remedy upon any breach by Find.com of its obligations hereunder shall be to seek recovery of monetary damages, as limited by Section 11 hereof, and to seek injunctive relief or specific performance hereunder.

       10.3. RIGHT TO TERMINATE. Find.com shall have the right to terminate this License Agreement at any time for any reason.

       10.4. SECTION 365(N) LICENSE RIGHTS. The parties agree and acknowledge that all rights and licenses granted under this License Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that both parties, as a holders of such rights hereunder, shall retain and may exercise all rights and elections under the U.S. Bankruptcy Code.

       10.5. SURVIVAL OF CERTAIN PROVISIONS. The provisions of Sections 9, 10.4, 11 and 12 shall survive the termination of this License Agreement for any reason.

11.    LIMITATION OF LIABILITY

       11.1.  LIMITATION OF LIABILITY. EXCEPT FOR OBLIGATIONS ARISING OUT OF
SECTION 9 THAT ARE BASED ON Find.com INDEMNIFIED CLAIMS OR FIND/SVP INDEMNIFIED CLAIMS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR THEIR AFFILIATES, SUCCESSORS OR SUBLICENSEES FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME) ARISING FROM ANY CLAIM RELATING DIRECTLY OR INDIRECTLY TO THIS LICENSE AGREEMENT, WHETHER A CLAIM FOR SUCH DAMAGES IS BASED ON WARRANTY, CONTRACT, OR TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY). EXCEPT FOR OBLIGATIONS ARISING OUT OF SECTION 9 THAT ARE BASED ON Find.com INDEMNIFIED CLAIMS OR FIND/SVP INDEMNIFIED CLAIMS, BOTH PARTIES ACKNOWLEDGE AND AGREE THAT PAYMENT BY THE DEFAULTING PARTY OR RETENTION BY THE NON-DEFAULTING PARTY OF DIRECT DAMAGES, AS LIMITED BY THE FOREGOING SENTENCE, INJUNCTIVE RELIEF and specific performance SHALL BE THE NON-DEFAULTING PARTY'S SOLE AND EXCLUSIVE REMEDY IN EXHAUSTION OF ALL OTHER REMEDIES UNDER THIS LICENSE AGREEMENT, AT LAW OR IN EQUITY. EACH PARTY HEREBY WAIVES ANY CLAIM IT MAY HAVE THAT ANY REMEDY HEREUNDER FAILS OF ITS ESSENTIAL PURPOSE.

12.    GENERAL PROVISIONS

       12.1. CHOICE OF LAW. This License Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this License Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

       12.2. RIGHTS TO ASSIGN LICENSE. Find.com shall be permitted to assign any and all rights granted herein to idealab! or any subsidiary of Find.com.

       12.3. JURISDICTION AND VENUE. Any dispute regarding this License Agreement and Find/SVP's and/or Find.com's performance hereunder, shall be subject to the exclusive jurisdiction of the United States District Court for the Central District of California. Each party hereby irrevocably and unconditionally (i) consents to the jurisdiction of that court for any such dispute; and (ii) waives any objection which such party may have to the laying of venue of any such dispute in that court. In the event the United States District Court for the Central District of California declines jurisdiction over any dispute relating to the enforcement and/or interpretation of this Agreement, any such litigation shall be brought in state court in California, in the County of Los Angeles, and the parties hereto expressly consent to the jurisdiction of that court and waive any objection thereto.

       12.4. RELATIONSHIP OF THE PARTIES. This License Agreement does not create a partnership or joint venture between the parties hereto, and does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party.

       12.5. COSTS AND EXPENSES. Except as otherwise expressly stated herein, each party will bear its own costs and expenses in connection with this License Agreement.

       12.6. ENTIRE AGREEMENT. This License Agreement and the Collaboration Agreement are intended as the complete, final and exclusive statement of the terms of the agreement between the parties with regard to the subject matter hereof and thereof, and supersedes all prior oral and written agreements, understandings, commitments, negotiations and practices between the parties relating to such subject matter.

       12.7. MODIFICATIONS AND AMENDMENTS. None of the terms of this License Agreement shall be deemed to be modified, and/or amended by either party unless such a modification, and/or amendment specifically references this License Agreement and is in writing signed by the party to be bound.

       12.8. NON-WAIVERS. Any waiver of either party's rights or remedies under this License Agreement shall be effective only if made in writing signed by an authorized officer of such party, and no failure or delay by either party in exercising any right or remedy hereunder nor any custom or course of performance shall operate as a waiver of any such right or remedy, nor shall any single or partial exercise or waiver of any right preclude any other or further exercise thereof or the exercise of any other right or remedy.

       12.9. SEVERABILITY. If any clause or provision of this License Agreement is declared illegal, invalid or unenforceable under present or future laws effective during the term hereof, it is the intention of the parties hereto to reach agreement to terms that will lawfully carry out the intended purpose of any such clause or provision, and to take such action as may be necessary to do so. The parties further intend that the remainder of this License Agreement shall not be affected thereby, and shall remain in full force and effect.

       12.10. NOTICES. All notices required or permitted to be given hereunder shall be given in writing and shall be sent by prepaid first class registered air mail, express courier, personal delivery, or facsimile to the following addresses:

                    Find/SVP:           Andrew P. Garvin
                                        President
                                        Find/SVP
                                        625 Avenue of the Americas, New York, NY
                                        10011-2002
                                        Fax: (212) 691-0704

                    With a copy to:     Howard S. Breslow, Esq.
                                        Breslow & Walker, LLP
                                        100  Jericho Quadrangle
                                        Jericho, NY 11753

                                        Siegrun Kane, Esq.
                                        Katherine McCarthy, Esq.
                                        Morgan & Finnegan, L.L.P.
                                        345 Park Avenue
                                        New York, NY 10154

                    Find.com :          Bill Gross
                                        Douglas McPherson, Esq.
                                        130 West Union Street,
                                        Pasadena, CA 91103
                                        Fax: (626) 535-2701

                    With a copy to:     David M. Hernand, Esq.
                                        Latham & Watkins
                                        633 West Fifth St., Suite 4000
                                        Los Angeles, California  90071
                                        Fax: (213) 891-8763

              In the case of notice by facsimile transmission, notice shall be confirmed immediately by prepaid courier service (e.g. Federal Express) or U.S. mail. All notices shall be effective upon receipt when delivered at the address so specified; provided, however, that any notice sent by mail shall be deemed to have been received ten (10) business days after dispatch;

any notice sent by courier shall be deemed to have been received one (1) business day after dispatch; and any notice sent by facsimile transmission shall be deemed to have been received when such facsimile is confirmed electronically. Any party may change the address to which notices are to be sent by so notifying the other party in writing in the manner provided herein.

       12.11. SUCCESSORS AND ASSIGNS. This License Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns (including, without limitation, any successor or assign of Find.com).

       12.12. FURTHER ASSURANCES AND COOPERATION. Each of the parties agrees to execute and deliver such other documents and to take all such other actions as any of the other parties, its successors, assigns or other legal representatives may reasonably request to effect the terms of this License Agreement, to consummate the transactions contemplated hereunder, including, without limitation, the execution and delivery of any and all agreements, affidavits, testimonies, declarations, oaths, samples, exhibits, specimens and other documentation as may be reasonably required.

       12.13. CONFIDENTIALITY. Find/SVP will not release any public announcement relating to this License Agreement, or any of the other agreements, documents and instruments to be entered into in connection herewith, without Find.com's approval, which shall not be unreasonably withheld. In any event, Find/SVP may make such public announcement as its counsel or accountants reasonably believe is the minimum disclosure necessary to satisfy Find/SVP's obligations under applicable securities law.

       12.14. CONSTRUCTION. The language used in this License Agreement was jointly drafted and negotiated by both parties and shall be deemed to be the language chosen by both parties hereto to express their mutual intent and no rule of strict construction against either party shall apply to any term or condition of this License Agreement. The headings contained in this License Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation hereof.

       12.15. COUNTERPARTS. This License Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this License Agreement immediately upon affixing its signature hereto.

              IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be signed by duly authorized officers or representatives as of the date first above written.

Find/SVP                                 Find.com, Inc.


By:                                      By:
   ------------------------------------     ------------------------------------
Print Name:                              Print Name:
           ----------------------------             ----------------------------
Title:                                   Title:
      ---------------------------------        ---------------------------------

Date:                                    Date:
     ----------------------------------       ----------------------------------

                                   SCHEDULE A
                                   ----------

          Common law rights to the mark FIND based on usage in commerce by Find/SVP dating back to at least as early as June 15, 1971.

          Federally registered trademarks/service marks as reflected in the following registrations:

          1.   FIND
               U.S. Registration No. 1,776,731, issued 6/15/93 covering "business research, business consulting and business information services"
               International Class 35

          2.   FIND
               U.S. Registration No. 1,204,459, issued 8/10/82 covering "Publications, namely, Directories, Studies, Reference
                    Books, Special Research Reports, Catalogs and Newsletters"
               International Class 16

          3.   FIND
               U.S. Registration No. 982,082, issued 4/09/74 covering "providing computerized information retrieval services on a subscription basis"
               International Class 35

          4.   find.com
               domain name registered through Network Solutions, Inc. record created on 2/10/94

                                   SCHEDULE B
                                   ----------

          Samples of use of FIND as part of FIND/SVP, e.g. 1-800-FIND-SVP, findsvp.com, etc. attached.

                                   SCHEDULE C
                                   ----------

                             NSI transfer agreement